SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15 (D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: November 17, 2003



                FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY
             (Exact name of registrant as specified in its charter)


         New Jersey                                              22-1697095
         ----------                                              ----------
(State or other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                               Identification No.)


505 Main Street, P.O. Box 667, Hackensack, New Jersey               07602
-----------------------------------------------------               -----
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code   201-488-6400
                                                     ------------

Item 5. Other Events

     The Registrant has reported to its shareholders its operating results for the six months and quarter ended April 30, 2003. The Press Release is included as Exhibit I to this Form 8-K.




Disclosure Concerning Forward-Looking Statements
------------------------------------------------

Certain Statements in this Form 8-K may contain information that is, or anticipate certain events that are, forward-looking within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Registrant cautions readers that forward-looking statements, including, without limitation, those relating to the Registrant's liquidity and capital resources, are subject to certain risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors, including without limitation, the Registrant's future financial performance; the availability of capital; general market conditions; national and local economic conditions; particularly long-term interest rates; the terms of federal, state and local governmental regulations that affect the Registrant; and the competitive environment in which the Registrant operates, including the availability of retail space and residential apartment units in the areas where the Registrant's properties are located. In addition, the Registrant's continued qualification as a real estate investment trust involves the application of highly technical and complex rules of the Internal Revenue Code. The forward-looking statements are made as of the date of this Form 8-K and the Registrant assumes no obligation to update the forward-looking statements or to update the reasons actual results could differ from those projected in such forward-looking statements.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                              FIRST REAL ESTATE INVESTMENT TRUST
                                                                   OF NEW JERSEY

                                                      By: /s/ Robert S, Hekemian
                                                          ----------------------
                                                          Robert S. Hekemian
                                                           Chairman of the Board


 DATED: June 17, 2003

                                                                       Exhibit I

First Real Estate Investment Trust


RESULTS OF OPERATIONS
Six Months and Quarter ended
April 30, 2003 and 2002

HACKENSACK, NJ, June 17, 2003 - First Real Estate Investment Trust ("FREIT") announced its operating results for the six months and quarter ended April 30, 2003. All per share amounts discussed represent diluted earnings per share. The results of operations for the six months and quarter are not necessarily indicative of future operating results.

Net income from continuing operations for the quarter ended April 30, 2003 ("Current Quarter") increased by 5.9% to $1,396,000 ($.43 per share), from $1,318,000 ($.41 per share) for the quarter ended April 30, 2002 (Prior Year's Quarter").

For the six months ended April 30, 2003 ("Current Six Months") net income from continuing operations was $2,666,000 ($.81 per share). This was down 1.2% compared to net income from continuing operations of $2,698,000 ($.85 per share) for the six months ended April 30, 2002 ("Prior Year's Six Months).

The change in the components of net income are summarized below:



                                                   Six Months Ended                            Quarter Ended
                                                       April 30,             Increase            April 30,            Increase
                                                 ---------------------                     ---------------------
                                                   2003          2002       (Decrease)       2003          2002      (Decrease)
                                                   ----          ----       ----------       ----          ----      ----------
                                                                  (in thousands, except per share amounts)
Net Income components
---------------------
  Real estate operations
    Retail                                       $ 3,378       $ 3,496       $  (118)      $ 1,749       $ 1,714       $    35
    Residential                                    1,657         1,627            30           866       $   823            43
  Equity in income of affiliates                     221           109           112           140            58            82
  Net investment income                               94           123           (29)           41            55           (14)
  Financing costs                                 (2,338)       (2,441)          103        (1,144)       (1,225)           81
  General & Administrative expenses                 (346)         (216)         (130)         (256)         (107)         (149)
                                                 -------       -------       -------       -------       -------       -------
Income from continuing operations                  2,666         2,698           (32)        1,396         1,318            78
    Discontinued Operations                         --             (24)           24          --              18           (18)
                                                 -------       -------       -------       -------       -------       -------
  Net Income                                     $ 2,666       $ 2,674       $    (8)      $ 1,396       $ 1,336       $    60
                                                 =======       =======       =======       =======       =======       =======

Basic earnings (loss) per share:
  Income from continuing operations              $  0.85       $  0.87         (0.02)      $  0.45       $  0.42       $  0.03
  Discontinued operations                                        (0.01)         0.01          --            0.01         (0.01)
                                                 -------       -------       -------       -------       -------       -------
                                                 $  0.85       $  0.86         (0.01)      $  0.45       $  0.43       $  0.02
                                                 -------       -------       -------       -------       -------       -------
Diluted earnings (loss) per share:                  --            --
  Income from continuing operations              $  0.81       $  0.85         (0.04)      $  0.43       $  0.41       $  0.02
  Discontinued operations                                        (0.01)         0.01          --            0.01         (0.01)
                                                 -------       -------       -------       -------       -------       -------
                                                 $  0.81       $  0.84       $ (0.03)      $  0.43       $  0.42       $  0.01
                                                 -------       -------       -------       -------       -------       -------

Basic weighted average shares outstanding          3,120         3,120                       3,120         3,120
Diluted weighted average shares outstanding        3,277         3,178                       3,284         3,188
-------------------------------------------------------------------------------------------------------------------------------




RETAIL PROPERTIES: Net earnings at our retail properties during the current year's periods benefited from increased base rents and from rents from tenants that were not in occupancy during the prior year's periods. Additionally, increases in tenant reimbursements during the Current Quarter resulted from higher expenses that were passed through to tenants, plus back billings of reimbursable expenses.

During the Current Quarter, a major tenant in one of our shopping centers closed their store and ceased paying rent and additional rent, and is in default of both monetary and non-monetary provisions of their lease. Annual rent and other charges from this tenant approximate $480,000 per year. As of the date of this report negotiations with the tenant are proceeding. It is too early to determine the effect to FREIT of this tenant's default.



As previously reported, effective July 21, 2002, the Stop & Shop lease for its 28,000 sq. ft. supermarket in Westwood Plaza Shopping Center was terminated and rent payments discontinued. FREIT entered into a ten-year lease with TJMaxx for this space. The terms of the lease are at market rents that will be in excess of the rent pursuant to the terminated Stop & Shop lease. The income from this lease will increase income, cash flow, and value. TJMaxx opened their store for business late May 2003 and commenced paying rent.

RESIDENTIAL PROPERTIES: Net income from continuing operations for the current year's periods has increased slightly over the prior year's periods. The higher than average snow removal and utility expenses resulting from the severe winter in the northeast were offset by higher collected rents.

EQUITY IN INCOME OF AFFILIATES: The increase in income from affiliates results primarily from FREIT's share of the operations of the Preakness Shopping Center. On November 1, 2002, Wayne PSC, LLC acquired the 323,000 +/- sq. ft. Preakness Shopping Center in Wayne, NJ. FREIT has a 40% interest in Wayne PSC, LLC, and is the Managing Member.




                                     Six Months Ended           Quarter Ended
                                         April 30,                 April 30,
        Equity in         ------------------------------------------------------
       Earnings Of                 2003          2002         2003          2002
--------------------------                      (in thousands)
 Westwood Hills, LLC           $  74.00      $ 109.00     $  42.00       $ 58.00
 Wayne PSC, LLC                  147.00                      98.00
--------------------------------------------------------------------------------
 Total                         $ 221.00      $ 109.00     $ 140.00       $ 58.00
================================================================================




Net income at Westwood Hills fell about 32% and 28% respectively for the Current Six Months and Current Quarter compared to the prior comparable periods. The reduction results from two factors: 1) while revenues increased 2.7% over last year, the increase was insufficient to cover the 7.1% increase in expenses directly related to the severity of the recent winter and, 2) the additional financing costs during the Current Six Months resulting from the new $3.4 million second mortgage added in January 2003. The effect of this financing will be to add approximately $212,000 of financing costs to Westwood Hills operations in fiscal 2003. While FREIT bears 40% of this additional financing cost, this cost will be offset by the income FREIT earns on its share of the net financing proceeds of approximately $1.4 million that was distributed.

During the Current Quarter Wayne PSC, LLC reached an agreement with a financial institution to refinance its $26.5 million for $32.0 million. The term of the new loan will be for thirteen (13) years, with interest fixed at 6.04% and the loan will require interest only payments for the first three years and thereafter be amortized over a 25 year life. While we feel this credit will be formalized shortly, it is subject to the lender's satisfaction of appraisals, title searches, and environmental reports. If finalized, FREIT will receive 40% of the net financing proceeds.

DIVIDENDS: The second quarter dividend of $.35 per share is payable on June 17, 2003 to shareholders of record on June 2, 2003. This raised total dividends this year to $.70 compared to $.60 last year.

The statements in this report that relate to future earnings or performance are forward-looking. Actual results might differ materially and be adversely affected by such factors as longer than anticipated lease-up periods, or the inability of tenants to pay increased rents. Additional information about these factors is contained in the Trust's filings with the SEC including the Trust's most recent filed report on Forms 10-K and 10-Q.

                                     ######

FREIT is a publicly traded (over-the-counter - symbol FREVS) REIT organized in 1961. It has approximately $95 million (historical cost basis) of assets. Its portfolio of residential and retail properties extends from Eastern, L.I. to Maryland, with the largest concentration in Northern New Jersey.

   For additional information contact Shareholder Relations at (201) 488-6400.
                     505 Main Street, Hackensack, NJ, 07601